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                                                                  Exhibit 10.1.2

                               LETTER AGREEMENT
                         AMENDING EMPLOYMENT AGREEMENT


April 1, 2000


Dear Mr. Strauss:

Reference is hereby made to your employment agreement, dated August 26, 1999 (the "Employment Agreement"), with American Home Mortgage Holdings, Inc. (the "Company"). This letter hereby amends and restates Section 6(a) of the Employment Agreement to read in its entirety as follows:

     "(a) During the period from the commencement of the term of this Agreement until December 31, 1999, the Company shall pay the Executive, and the Executive agrees to accept, a base salary at the rate of not less than $130,000 per year. Commencing January 1, 2000 and for the remainder of the term of this Agreement, the Company shall pay to the Executive, and the Executive agrees to accept, a base salary of not less than $350,000 per year, with increases in such rate in accordance with the Company's regular administrative practices of salary increases applicable to senior officers from time to time during the term of this Agreement (being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced."

Other than the amendment expressly set forth herein, the terms of the Employment Agreement shall remain in full force and effect.

Kindly acknowledge your acceptance of the term of this letter agreement by signing below and returning the signed original to the Company. Please keep a copy of this letter agreement for your files.

Sincerely,

/s/ Michael Strauss
_______________________________________
Michael Strauss
President and Chief Executive Officer


                                                      Acknowledged and Accepted:

                                                      /s/ Michael Strauss
                                                      __________________________
                                                      Michael Strauss